Exhibit 99.1

Summit Materials, Inc. Reports Third Quarter 2022 Results
Announces Acquisition of SCI Materials
Record Organic Pricing Growth for Aggregates, Cement, and Ready-mix
Record Adjusted Diluted Net Income
Strongest Balance Sheet in Company History
DENVER, CO. - (November 2, 2022) - Summit Materials, Inc. (NYSE: SUM) (“Summit,” “Summit Materials,” "Summit Inc." or the “Company”), a leading vertically integrated construction materials company, today announced results for the third quarter ended October 1, 2022 (“third quarter”). All comparisons are versus the quarter ended October 2, 2021 unless noted otherwise.

	Three months ended
($ in thousands)	October 1, 2022	October 2, 2021	% Chg vs. PY
Net revenue	$686,009	$662,259	3.6%
Operating income	127,062	125,017	1.6%
Net income	87,651	75,378	16.3%
Basic EPS	$0.73	$0.63	15.9%

Adjusted Cash Gross Profit	217,811	230,304	(5.4)%
Adjusted EBITDA	184,888	190,284	(2.8)%

"Today, we are pleased to report that Summit Materials delivered record organic pricing growth across aggregates, cement, and ready-mix while achieving the lowest net leverage in Company history and the highest ROIC since we launched Elevate Summit," commented Anne Noonan, Summit Materials President and CEO. "These solid financial results in the face of market crosscurrents is thanks to continued execution of our Elevate Strategy and the commitment of our team to meet the opportunities of a dynamic marketplace. We are positioned to achieve strong pricing growth in 2022 driven, in large part, by double digit growth across all lines of business in the third quarter and catalyzed by accelerating aggregates and cement pricing. We continue to view the pricing environment as favorable and we expect to see substantial exit velocity heading into 2023.

"On portfolio optimization, recent transactions are evidence that Summit, equipped with the strongest balance sheet in Company history, is well positioned to play offense as we intentionally shift towards a more materials-led portfolio. Finally, our 2022 Adjusted EBITDA guidance has been adjusted to reflect 2022 performance to date, the additional divestiture we made in the third quarter, and the projected fourth quarter impacts from Hurricane Ian and low Mississippi River levels. The mid-point of the revised guide now represents mid-single-digit Adjusted EBITDA growth on a pro forma basis, which we feel represents very strong performance especially in light of a challenging macroeconomic backdrop."

Brian Harris, CFO of Summit Materials, added, "Our strong balance sheet and liquidity position affords us the unique opportunity to concurrently pursue multiple capital allocation priorities. We continue to make capital investments to sustain and drive organic growth while, at the same time, opportunistically buying back our own common stock when shares represent compelling value. And, more recently, we have taken steps to strengthen the portfolio via value creative M&A. With the acquisition of SCI Materials in October, we enter into the high-growth Florida market, expand the Summit footprint, and become more materials-led by adding an aggregates-based business to the portfolio. These moves are proof that we have a focused and intentional capital allocation approach and that we will use our financial flexibility and firepower to pursue the highest return opportunities for our shareholders."

In the three months ended October 1, 2022, Summit Materials sold one business in the East segment, resulting in cash proceeds of $32.0 million and a total gain on disposition of $4.1 million. To date, as part of its Elevate Summit Strategy, the Company has received $502.1 million in proceeds from a total of eleven divestitures.

On October 14, 2022, Summit completed the acquisition of SCI Materials, an aggregates-based business in the high-growth Florida market. SCI Materials is being integrated with Summit’s Georgia Stone Products business and will contribute to its East Segment.

2022 Guidance

For the full year 2022, Summit is revising its Adjusted EBITDA guidance to reflect performance over the first nine months of 2022, the divestiture of an asphalt and paving business in the East Segment, as well as impacts from Hurricane Ian and low Mississippi River levels that will impact the Company's fourth quarter. The Company now expects Adjusted EBITDA of approximately $490 million to $510 million, a revision from $500 million to $530 million previously. The Company now expects 2022 capital expenditures of approximately $240 million to $260 million, a revision from $270 million to $290 million previously.

Third Quarter 2022 | Total Company Results

Net Revenue increased $23.8 million, or 3.6% in the third quarter to $686.0 million, due to increases in average sales prices across all lines of business that more than offset the impact of divestitures.

Operating income increased $2.0 million, or 1.6% in the third quarter to $127.1 million, as net revenue gains combined with lower general & administrative expenses and decreases in depletion, amortization and accretion expenses more than offset increases in cost of revenue. Summit's operating margin percentage for the three months ended October 1, 2022 decreased to 18.5% from 18.9%, from the comparable period a year ago.

Net income attributable to Summit Inc. increased to $86.5 million, or $0.73 per basic share, compared to $74.2 million, or $0.63 per basic share in the comparable prior year period. Summit reported adjusted diluted net income of $84.2 million, or $0.71 per adjusted diluted share as compared to $81.5 million, or $0.68 per adjusted diluted share in the prior year period.

Adjusted EBITDA decreased $5.4 million, or 2.8% to $184.9 million reflecting the impact of divestitures and inflationary cost of revenue conditions that more than offset net revenue growth and lower general and administrative expenses relative to the prior year. Excluding the impacts of acquisitions and divestitures, Adjusted EBITDA would have grown in the third quarter.

Third Quarter 2022 | Results by Line of Business

Aggregates Business: Aggregates net revenues increased by $3.2 million to $163.5 million in the third quarter. Aggregates adjusted cash gross profit margin decreased to 53.3% in the third quarter as compared to 60.3% in the third quarter 2021. Aggregates sales volume decreased 9.0% in the third quarter due primarily to divestitures in the East Segment. Organic aggregates sales volumes declined 3.5% driven by a combination of unfavorable weather conditions and supply chain related disruptions. Average selling prices for aggregates increased 10.2% in the third quarter with solid growth across both reporting segments.

Cement Business: Cement segment net revenues increased 29.6% to $119.9 million in the third quarter. Cement segment adjusted cash gross profit margin decreased to 42.5% in the third quarter, compared to 47.4% in the prior year period as strong pricing gains were more than offset by higher variable costs and a greater proportion of sales from imports. Sales volume of cement increased 12.4% reflecting a healthy demand environment. Average selling prices increased 12.8% in the third quarter driven by compounding pricing actions taken in 2022 and a focus on value pricing.

Products Business: Products net revenues were $311.1 million in the third quarter, compared to $314.0 million in the prior year period. Products adjusted cash gross profit margin decreased to 19.5% in the third quarter, versus 21.0% in the prior year period. Organic average sales price for ready-mix concrete increased 18.8% driven by pricing growth across all markets, with strong, double-digit growth in the Intermountain West and South Texas. Organic sales volumes of ready-mix concrete decreased 1.3% due to cement supply constraints. Organic average selling prices for asphalt increased 17.8%, driven by strong pricing gains in Texas and the Intermountain West market. Organic asphalt sales volume decreased 0.9% including lower sales volumes in North Texas and Virginia markets.

Third Quarter 2022 | Results By Reporting Segment

West Segment: The West Segment operating income increased 8.4% to $73.1 million and Adjusted EBITDA increased 6.5% to $98.3 million in the third quarter due primarily to pricing gains that more than offset lower volumes and inflationary cost conditions. Aggregates revenue in the third quarter increased 11.6% as 14.5% pricing growth was partially offset by 2.5% volume declines. Double digit price growth was experienced by all markets while volume growth in the Intermountain West was more than offset by lower sales volume in Texas and British Columbia. Ready-mix concrete revenue in the third quarter increased 18.6% driven by 19.4% pricing growth and only partially offset by lower volumes, particularly in South Texas. Lower aggregates and ready-mix volumes in Texas were due, in part, to unfavorable weather conditions and supply chain constraints. Asphalt revenue increased 18.0% in the third quarter as sales prices increased 16.7% and volumes increased 1.1% in the period.

East Segment: The East Segment operating income decreased 36.7% to $28.5 million and Adjusted EBITDA decreased 36.1% to $44.1 million in the third quarter reflecting the impact of divestitures as well as increased cost of revenue that exceeded pricing growth. The impact from divestitures on Adjusted EBITDA was approximately $16.3 million in the period. Aggregates revenue decreased 9.2% versus the prior year period. Organic aggregates volumes decreased 4.7% with wet conditions and supply chain related disruptions more than offsetting growth in Kansas and Virginia. Aggregates organic pricing increased 8.2% led by the strongest growth in Virginia and the Carolinas. Ready-mix concrete revenue decreased 44.0% due primarily to divestitures. Organic sales volumes were down 4.9% relative to the year ago period due to unfavorable weather conditions and supply chain disruptions. Ready-mix concrete organic average selling price increased 15.0% in the period. Due to divestitures, asphalt revenue decreased 61.4%. Asphalt organic volumes decreased 18.5% while organic average selling prices for asphalt increased 29.2% to reflect increased costs.

Cement Segment: The Cement Segment operating income increased 18.1% to $35.5 million in the third quarter. Adjusted EBITDA increased $6.2 million as revenue growth combined with greater contribution from Green America Recycling more than offset inflationary conditions. In the third quarter, the Cement Segment reported a volume increase of 12.4% and average selling price growth of 12.8%.

Liquidity and Capital Resources

As of October 1, 2022, the Company had $471.7 million in cash and $1.5 billion in debt outstanding. The Company's $345 million revolving credit facility has $324.9 million available after outstanding letters of credit. For the quarter ended October 1, 2022, cash flow provided by operations was $132.2 million and cash paid for capital expenditures was $189.0 million.

During the three months ended October 1, 2022, Summit Materials repaid $23.3 million of its term loan under provisions related to the divestitures of businesses.

In the three months ending October 1, 2022, Summit Materials repurchased approximately 1.9 million shares of Class A common stock for approximately $53.5 million. As of October 1, 2022, approximately $149.0 million remained available for share repurchase under the share repurchase program.

Webcast and Conference Call Information

Summit Materials will conduct a conference call on Thursday, November 3, 2022, at 11:00 a.m. eastern time (9:00 a.m. mountain time) to review the Company’s third quarter 2022 financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investors section of Summit’s website at investors.summit-materials.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

A webcast of the third quarter results conference call and accompanying presentation materials will be available in the Investors section of Summit’s website at investors.summit-materials.com or at the following link: https://events.q4inc.com/attendee/550652656.

To participate in the live teleconference for third quarter 2022 financial results:

Domestic Live: 1-888-330-3416
International Live: 1-646-960-0820
Conference ID: 1542153

To listen to a replay of the teleconference, which will be available through November 8, 2022:

Domestic Replay: 1-800-770-2030
International Replay: 1-647-362-9199
Conference ID: 1542153

About Summit Materials

Summit Materials is a leading vertically integrated materials-based company that supplies aggregates, cement, ready-mix concrete and asphalt in the United States and British Columbia, Canada. Summit is a geographically diverse, materials-based business of scale that offers customers a single-source provider of construction materials and related downstream products in the public infrastructure, residential and nonresidential end markets. Summit has a strong track record of successful acquisitions since its founding and continues to pursue growth opportunities in new and existing markets. For more information about Summit Materials, please visit www.summit-materials.com.

Non-GAAP Financial Measures

The Securities and Exchange Commission (“SEC”) regulates the use of “non-GAAP financial measures,” such as Adjusted Net Income (Loss), Adjusted Diluted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, Free Cash Flow, Net Leverage and Net Debt which are derived on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). We have provided these measures because, among other things, we believe that they provide investors with additional information to measure our performance, evaluate our ability to service our debt and evaluate certain flexibility under our restrictive covenants. Our Adjusted Net Income (Loss), Adjusted Diluted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Further Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, Free Cash Flow, Net Leverage and Net Debt may vary from the use of such terms by others and should not be considered as alternatives to or more important than net income (loss), operating income (loss), revenue or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance or to cash flows as measures of liquidity.

Adjusted EBITDA, Adjusted EBITDA Margin, and other non-GAAP measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of the limitations of Adjusted EBITDA are that these measures do not reflect: (i) our cash expenditures or future requirements for capital expenditures or contractual commitments; (ii) changes in, or cash requirements for, our working capital needs; (iii) interest expense or cash requirements necessary to service interest and principal payments on our debt; and (iv) income tax payments we are required to make. Because of these limitations, we rely primarily on our U.S. GAAP results and use Adjusted EBITDA, Adjusted EBITDA Margin and other non-GAAP measures on a supplemental basis.

Adjusted EBITDA, Further Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, Adjusted Net Income (Loss), Adjusted Diluted Net Income, Adjusted Diluted EPS, Free Cash Flow, Net Leverage and Net Debt reflect additional ways of viewing aspects of our business that, when viewed with our GAAP results and the accompanying reconciliations to U.S. GAAP financial measures included in the tables attached to this press release, may provide a more complete understanding of factors and trends affecting our business. We strongly encourage investors to review our consolidated financial statements in their entirety and not rely on any single financial measure. Reconciliations of the non-GAAP measures used in this press release are included in the attached tables. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “trends,” “plans,” “estimates,” “projects” or “anticipates” or similar expressions that concern our strategy, plans, expectations or intentions. All statements made relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. These forward-looking statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the effect of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be realized. Important factors could affect our results and could cause results to differ materially from those expressed in our forward-looking statements, including but not limited to the factors discussed in the section entitled “Risk Factors” in Summit Inc.’s Annual Report on Form 10-K for the fiscal year ended January 1, 2022, as filed with the SEC, and any factors discussed in the section entitled “Risk Factors” in any of our subsequently filed SEC filings.

-	the impact of the COVID-19 pandemic, and responses to it, including vaccine mandates, or any similar crisis, on our business;

-	our dependence on the construction industry and the strength of the local economies in which we operate;

-	the cyclical nature of our business;

-	risks related to weather and seasonality;

-	risks associated with our capital-intensive business;

-	competition within our local markets;

-	our ability to execute on our acquisition strategy, successfully integrate acquisitions with our existing operations and retain key employees of acquired businesses;

-	our dependence on securing and permitting aggregate reserves in strategically located areas;

-	declines in public infrastructure construction and delays or reductions in governmental funding, including the funding by transportation authorities and other state agencies;

-	our reliance on private investment in infrastructure, which may be adversely affected by periods of economic stagnation and recession;

-	environmental, health, safety and climate change laws or governmental requirements or policies concerning zoning and land use;

-	costs associated with pending and future litigation;

-	rising prices for, or more limited availability of, commodities, labor and other production and delivery inputs as a result of inflation, supply chain challenges or otherwise;

-	conditions in the credit markets;

-	our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us;

-	material costs and losses as a result of claims that our products do not meet regulatory requirements or contractual specifications;

-	cancellation of a significant number of contracts or our disqualification from bidding for new contracts;

-	special hazards related to our operations that may cause personal injury or property damage not covered by insurance;

-	unexpected factors affecting self-insurance claims and reserve estimates;

-	our substantial current level of indebtedness, including our exposure to variable interest rate risk;

-	our dependence on senior management and other key personnel, and our ability to retain and attract qualified personnel;

-	supply constraints or significant price fluctuations in the electricity and petroleum-based resources that we use, including diesel and liquid asphalt;

-	climate change and climate change legislation or regulations;

-	unexpected operational difficulties;

-	interruptions in our information technology systems and infrastructure; including cybersecurity and data leakage risks; and

-	potential labor disputes, strikes, other forms of work stoppage or other union activities.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. Any forward-looking statement that we make herein speaks only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Operations
($ in thousands, except share and per share amounts)

	Three months ended		Nine months ended
	October 1,	October 2,	October 1,	October 2,
	2022	2021	2022	2021
Revenue:
Product	$587,138	$561,938	$1,485,746	$1,443,972
Service	98,871	100,321	224,676	235,298
Net revenue	686,009	662,259	1,710,422	1,679,270
Delivery and subcontract revenue	66,738	54,981	149,826	133,731
Total revenue	752,747	717,240	1,860,248	1,813,001
Cost of revenue (excluding items shown separately below):
Product	392,187	356,214	1,042,888	980,045
Service	76,011	75,741	179,807	187,570
Net cost of revenue	468,198	431,955	1,222,695	1,167,615
Delivery and subcontract cost	66,738	54,981	149,826	133,731
Total cost of revenue	534,936	486,936	1,372,521	1,301,346
General and administrative expenses	39,959	47,364	139,534	146,454
Depreciation, depletion, amortization and accretion	52,133	59,082	150,483	173,651
Gain on sale of property, plant and equipment	(1,343)	(1,159)	(6,293)	(4,331)
Operating income	127,062	125,017	204,003	195,881
Interest expense	21,980	24,134	62,728	72,536
Loss on debt financings	—	6,016	—	6,016
Tax receivable agreement expense	—	—	954	—
(Gain) loss on sale of businesses	(4,115)	113	(174,373)	(15,319)
Other income, net	(3,283)	(1,137)	(4,956)	(10,721)
Income from operations before taxes	112,480	95,891	319,650	143,369
Income tax expense	24,829	20,513	74,033	33,478
Net income	87,651	75,378	245,617	109,891
Net income attributable to Summit Holdings (1)	1,162	1,174	3,307	1,545
Net income attributable to Summit Inc.	$86,489	$74,204	$242,310	$108,346
Earnings per share of Class A common stock:
Basic	$0.73	$0.63	$2.05	$0.92
Diluted	$0.73	$0.62	$2.03	$0.92
Weighted average shares of Class A common stock:
Basic	117,917,058	118,473,530	118,365,801	117,258,431
Diluted	118,404,098	119,291,646	119,098,936	118,360,615
________________________________________________________
(1) Represents portion of business owned by pre-IPO investors rather than by Summit.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
($ in thousands, except share and per share amounts)

	October 1,	January 1,
	2022	2022
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$471,666	$380,961
Accounts receivable, net	363,956	287,226
Costs and estimated earnings in excess of billings	33,568	7,600
Inventories	202,783	180,760
Other current assets	20,132	11,827
Current assets held for sale	1,205	1,236
Total current assets	1,093,310	869,610
Property, plant and equipment, less accumulated depreciation, depletion and amortization (October 1, 2022 - $1,241,028 and January 1, 2022 - $1,266,513)	1,768,394	1,842,908
Goodwill	1,131,764	1,163,750
Intangible assets, less accumulated amortization (October 1, 2022 - $14,642 and January 1, 2022 - $15,269)	67,253	69,396
Deferred tax assets, less valuation allowance (October 1, 2022 - $1,113 and January 1, 2022 - $1,675)	151,099	204,566
Operating lease right-of-use assets	31,057	30,150
Other assets	42,078	58,745
Total assets	$4,284,955	$4,239,125
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of debt	$6,354	$6,354
Current portion of acquisition-related liabilities	12,215	13,110
Accounts payable	166,592	128,232
Accrued expenses	123,985	147,476
Current operating lease liabilities	6,481	6,497
Billings in excess of costs and estimated earnings	7,143	7,401
Total current liabilities	322,770	309,070
Long-term debt	1,492,429	1,591,019
Acquisition-related liabilities	23,953	33,369
Tax receivable agreement liability	327,501	326,548
Noncurrent operating lease liabilities	29,945	28,880
Other noncurrent liabilities	117,133	127,027
Total liabilities	2,313,731	2,415,913
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 1,000,000,000 shares authorized, 116,386,969 and 118,705,108 shares issued and outstanding as of October 1, 2022 and January 1, 2022, respectively	1,165	1,188
Class B common stock, par value $0.01 per share; 250,000,000 shares authorized, 99 shares issued and outstanding as of October 1, 2022 and January 1, 2022	—	—
Additional paid-in capital	1,340,602	1,326,340
Accumulated earnings	620,320	478,956
Accumulated other comprehensive (loss) income	(3,470)	7,083
Stockholders’ equity	1,958,617	1,813,567
Noncontrolling interest in Summit Holdings	12,607	9,645
Total stockholders’ equity	1,971,224	1,823,212
Total liabilities and stockholders’ equity	$4,284,955	$4,239,125

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Cash Flows
($ in thousands)

	Nine months ended
	October 1,	October 2,
	2022	2021
Cash flows from operating activities:
Net income	$245,617	$109,891
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	160,162	177,841
Share-based compensation expense	15,058	14,875
Net gain on asset and business disposals	(180,240)	(19,295)
Non-cash loss on debt financings	—	2,116
Change in deferred tax asset, net	58,318	19,814
Other	(396)	(586)
Decrease (increase) in operating assets, net of acquisitions and dispositions:
Accounts receivable, net	(96,724)	(78,108)
Inventories	(53,762)	(12,002)
Costs and estimated earnings in excess of billings	(32,042)	(26,969)
Other current assets	(6,961)	(2,556)
Other assets	3,432	6,459
(Decrease) increase in operating liabilities, net of acquisitions and dispositions:
Accounts payable	44,510	33,756
Accrued expenses	(21,780)	(15,598)
Billings in excess of costs and estimated earnings	646	(2,907)
Tax receivable agreement liability	954	9,191
Other liabilities	(4,601)	(8,549)
Net cash provided by operating activities	132,191	207,373
Cash flows from investing activities:
Acquisitions, net of cash acquired	(1,933)	(7,263)
Purchases of property, plant and equipment	(189,008)	(170,070)
Proceeds from the sale of property, plant and equipment	8,298	8,827
Proceeds from sale of businesses	373,790	103,649
Other	(2,214)	(459)
Net cash provided by (used in) investing activities	188,933	(65,316)
Cash flows from financing activities:
Payments on debt	(113,769)	(323,802)
Payments on acquisition-related liabilities	(12,964)	(9,755)
Distributions from partnership	(399)	—
Repurchases of common stock	(100,980)	—
Proceeds from stock option exercises	199	32,416
Other	(774)	(951)
Net cash used in financing activities	(228,687)	(302,092)
Impact of foreign currency on cash	(1,732)	(63)
Net increase (decrease) in cash	90,705	(160,098)
Cash and cash equivalents—beginning of period	380,961	418,181
Cash and cash equivalents—end of period	$471,666	$258,083

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Revenue Data by Segment and Line of Business
($ in thousands)

	Three months ended		Nine months ended
	October 1,	October 2,	October 1,	October 2,
	2022	2021	2022	2021
Segment Net Revenue:
West	$394,648	$338,575	$983,160	$886,936
East	171,446	231,184	467,471	573,343
Cement	119,915	92,500	259,791	218,991
Net Revenue	$686,009	$662,259	$1,710,422	$1,679,270

Line of Business - Net Revenue:
Materials
Aggregates	$163,524	$160,317	$448,397	$431,201
Cement (1)	112,489	87,645	241,858	207,953
Products	311,125	313,976	795,491	804,818
Total Materials and Products	587,138	561,938	1,485,746	1,443,972
Services	98,871	100,321	224,676	235,298
Net Revenue	$686,009	$662,259	$1,710,422	$1,679,270

Line of Business - Net Cost of Revenue:
Materials
Aggregates	$76,369	$63,622	$229,767	$199,653
Cement	61,519	43,768	146,327	122,800
Products	250,591	248,042	659,342	657,005
Total Materials and Products	388,479	355,432	1,035,436	979,458
Services	79,719	76,523	187,259	188,157
Net Cost of Revenue	$468,198	$431,955	$1,222,695	$1,167,615

Line of Business - Adjusted Cash Gross Profit (2):
Materials
Aggregates	$87,155	$96,695	$218,630	$231,548
Cement (3)	50,970	43,877	95,531	85,153
Products	60,534	65,934	136,149	147,813
Total Materials and Products	198,659	206,506	450,310	464,514
Services	19,152	23,798	37,417	47,141
Adjusted Cash Gross Profit	$217,811	$230,304	$487,727	$511,655

Adjusted Cash Gross Profit Margin (2)
Materials
Aggregates	53.3%	60.3%	48.8%	53.7%
Cement (3)	42.5%	47.4%	36.8%	38.9%
Products	19.5%	21.0%	17.1%	18.4%
Services	19.4%	23.7%	16.7%	20.0%
Total Adjusted Cash Gross Profit Margin	31.8%	34.8%	28.5%	30.5%
________________________________________________________
(1) Net revenue for the cement line of business excludes revenue associated with hazardous and non-hazardous waste, which is processed into fuel and used in the cement plants and is included in services net revenue. Additionally, net revenue from cement swaps and other cement-related products are included in products net revenue.
(2) Adjusted cash gross profit is calculated as net revenue by line of business less net cost of revenue by line of business. Adjusted cash gross profit margin is defined as adjusted cash gross profit divided by net revenue.
(3) The cement adjusted cash gross profit includes the earnings from the waste processing operations, cement swaps and other products. Cement line of business adjusted cash gross profit margin is defined as cement adjusted cash gross profit divided by cement segment net revenue.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Volume and Price Statistics
(Units in thousands)

	Three months ended		Nine months ended
Total Volume	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Aggregates (tons)	16,267	17,884	46,489	48,484
Cement (tons)	841	748	1,887	1,796
Ready-mix concrete (cubic yards)	1,326	1,509	3,960	4,381
Asphalt (tons)	1,459	1,880	3,041	3,911

	Three months ended		Nine months ended
Pricing	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Aggregates (per ton)	$12.48	$11.32	$11.89	$11.16
Cement (per ton)	136.83	121.26	132.22	119.76
Ready-mix concrete (per cubic yards)	142.66	121.40	133.87	119.95
Asphalt (per ton)	73.26	61.42	71.74	60.63

	Three months ended		Nine months ended
	Percentage Change in		Percentage Change in
Year over Year Comparison	Volume	Pricing	Volume	Pricing
Aggregates (per ton)	(9.0)%	10.2%	(4.1)%	6.5%
Cement (per ton)	12.4%	12.8%	5.1%	10.4%
Ready-mix concrete (per cubic yards)	(12.1)%	17.5%	(9.6)%	11.6%
Asphalt (per ton)	(22.4)%	19.3%	(22.2)%	18.3%

	Three months ended		Nine months ended
	Percentage Change in		Percentage Change in
Year over Year Comparison (Excluding acquisitions & divestitures)	Volume	Pricing	Volume	Pricing
Aggregates (per ton)	(3.5)%	11.2%	(0.9)%	7.4%
Cement (per ton)	12.4%	12.8%	5.1%	10.4%
Ready-mix concrete (per cubic yards)	(1.3)%	18.8%	(1.6)%	13.0%
Asphalt (per ton)	(0.9)%	17.8%	(0.6)%	16.3%

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Reconciliations of Gross Revenue to Net Revenue by Line of Business
($ and Units in thousands, except pricing information)

	Three months ended October 1, 2022
			Gross Revenue	Intercompany	Net
	Volumes	Pricing	by Product	Elimination/Delivery	Revenue
Aggregates	16,267	$12.48	$202,982	$(39,458)	$163,524
Cement	841	136.83	115,022	(2,533)	112,489
Materials			$318,004	$(41,991)	$276,013
Ready-mix concrete	1,326	142.66	189,151	(70)	189,081
Asphalt	1,459	73.26	106,897	(92)	106,805
Other Products			94,964	(79,725)	15,239
Products			$391,012	$(79,887)	$311,125

	Nine months ended October 1, 2022
			Gross Revenue	Intercompany	Net
	Volumes	Pricing	by Product	Elimination/Delivery	Revenue
Aggregates	46,489	$11.89	$552,943	$(104,546)	$448,397
Cement	1,887	132.22	249,517	(7,659)	241,858
Materials			$802,460	$(112,205)	$690,255
Ready-mix concrete	3,960	133.87	530,178	(177)	530,001
Asphalt	3,041	71.74	218,136	(279)	217,857
Other Products			273,112	(225,479)	47,633
Products			$1,021,426	$(225,935)	$795,491

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Reconciliations of Non-GAAP Financial Measures
($ in thousands, except share and per share amounts)
The tables below reconcile our net income to Adjusted EBITDA by segment for the three and nine months ended October 1, 2022 and October 2, 2021.

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Three months ended October 1, 2022
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income (loss)	$76,350	$30,225	$40,748	$(59,672)	$87,651
Interest (income) expense	(4,475)	(2,602)	(5,110)	34,167	21,980
Income tax expense	1,384	—	—	23,445	24,829
Depreciation, depletion and amortization	24,676	15,063	10,879	821	51,439
EBITDA	$97,935	$42,686	$46,517	$(1,239)	$185,899
Accretion	232	382	80	—	694
Loss (gain) on sale of businesses	—	1,005	—	(5,120)	(4,115)
Non-cash compensation	—	—	—	4,902	4,902
Other	114	46	—	(2,652)	(2,492)
Adjusted EBITDA	$98,281	$44,119	$46,597	$(4,109)	$184,888
Adjusted EBITDA Margin (1)	24.9%	25.7%	38.9%		27.0%

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Three months ended October 2, 2021
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income (loss)	$69,457	$47,924	$34,310	$(76,313)	$75,378
Interest (income) expense	(2,933)	(2,237)	(4,359)	33,663	24,134
Income tax expense	976	119	—	19,418	20,513
Depreciation, depletion and amortization	24,577	22,412	10,324	1,068	58,381
EBITDA	$92,077	$68,218	$40,275	$(22,164)	$178,406
Accretion	219	397	85	—	701
Loss on debt financings	—	—	—	6,016	6,016
(Gain) loss on sale of businesses	(135)	248	—	—	113
Non-cash compensation	—	—	—	4,685	4,685
Other	142	221	—	—	363
Adjusted EBITDA	$92,303	$69,084	$40,360	$(11,463)	$190,284
Adjusted EBITDA Margin (1)	27.3%	29.9%	43.6%		28.7%

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Nine months ended October 1, 2022
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income (loss)	$153,857	$101,680	$70,958	$(80,878)	$245,617
Interest (income) expense	(12,480)	(8,767)	(14,932)	98,907	62,728
Income tax expense (benefit)	2,547	(106)	—	71,592	74,033
Depreciation, depletion and amortization	70,803	47,470	27,760	2,340	148,373
EBITDA	$214,727	$140,277	$83,786	$91,961	$530,751
Accretion	692	1,185	233	—	2,110
Tax receivable agreement benefit	—	—	—	954	954
Gain on sale of businesses	—	(42,652)	—	(131,721)	(174,373)
Non-cash compensation	—	—	—	15,058	15,058
Other	198	139	—	(2,652)	(2,315)
Adjusted EBITDA	$215,617	$98,949	$84,019	$(26,400)	$372,185
Adjusted EBITDA Margin (1)	21.9%	21.2%	32.3%		21.8%

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Nine months ended October 2, 2021
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income (loss)	$142,340	$91,928	$65,935	$(190,312)	$109,891
Interest (income) expense	(7,825)	(6,133)	(12,439)	98,933	72,536
Income tax expense	2,360	209	—	30,909	33,478
Depreciation, depletion and amortization	74,634	65,032	28,535	3,273	171,474
EBITDA	$211,509	$151,036	$82,031	$(57,197)	$387,379
Accretion	653	1,274	250	—	2,177
Loss on debt financings	—	—	—	6,016	6,016
Gain on sale of businesses	(408)	(14,911)	—	—	(15,319)
Non-cash compensation	—	—	—	14,875	14,875
Other	(32)	714	—	—	682
Adjusted EBITDA	$211,722	$138,113	$82,281	$(36,306)	$395,810
Adjusted EBITDA Margin (1)	23.9%	24.1%	37.6%		23.6%
________________________________________________
(1) Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of net revenue.

The table below reconciles our net income attributable to Summit Materials, Inc. to adjusted diluted net income per share for the three and nine months ended October 1, 2022 and October 2, 2021. The per share amount of the net income attributable to Summit Materials, Inc. presented in the table is calculated using the total equity interests for the purpose of reconciling to adjusted diluted net income per share.

	Three months ended				Nine months ended
	October 1, 2022		October 2, 2021		October 1, 2022		October 2, 2021
Reconciliation of Net Income Per Share to Adjusted Diluted EPS	Net Income	Per Equity Unit	Net Income	Per Equity Unit	Net Income	Per Equity Unit	Net Income	Per Equity Unit
Net income attributable to Summit Materials, Inc.	$86,489	$0.73	$74,204	$0.62	$242,310	$2.03	$108,346	$0.91
Adjustments:
Net income attributable to noncontrolling interest	1,162	0.01	1,174	0.01	3,307	0.03	1,545	0.01
(Gain) loss on sale of businesses, net of tax	(3,406)	(0.03)	113	—	(130,975)	(1.10)	(11,541)	(0.10)
Loss on debt financings	—	—	6,016	0.05	—	—	6,016	0.06
Adjusted diluted net income before tax related adjustments	84,245	0.71	81,507	0.68	114,642	0.96	104,366	0.88
Tax receivable agreement expense	—	—	—	—	954	0.01	—	—
Adjusted diluted net income	$84,245	$0.71	$81,507	$0.68	$115,596	$0.97	$104,366	$0.88
Weighted-average shares:
Basic Class A common stock	117,774,592		118,272,955		118,216,997		117,040,207
LP Units outstanding	1,312,797		1,594,272		1,313,603		2,031,090
Total equity units	119,087,389		119,867,227		119,530,600		119,071,297

The following table reconciles operating income to Adjusted Cash Gross Profit and Adjusted Cash Gross Profit Margin for the three and nine months ended October 1, 2022 and October 2, 2021.

	Three months ended		Nine months ended
	October 1,	October 2,	October 1,	October 2,
Reconciliation of Operating Income to Adjusted Cash Gross Profit	2022	2021	2022	2021
($ in thousands)
Operating income	$127,062	$125,017	$204,003	$195,881
General and administrative expenses	39,959	47,364	139,534	146,454
Depreciation, depletion, amortization and accretion	52,133	59,082	150,483	173,651
Gain on sale of property, plant and equipment	(1,343)	(1,159)	(6,293)	(4,331)
Adjusted Cash Gross Profit (exclusive of items shown separately)	$217,811	$230,304	$487,727	$511,655
Adjusted Cash Gross Profit Margin (exclusive of items shown separately) (1)	31.8%	34.8%	28.5%	30.5%
_______________________________________________________
(1) Adjusted Cash Gross Profit Margin is defined as Adjusted Cash Gross Profit as a percentage of net revenue.

The following table reconciles net cash provided by operating activities to free cash flow for the three and nine months ended October 1, 2022 and October 2, 2021.

	Three months ended		Nine months ended
	October 1,	October 2,	October 1,	October 2,
($ in thousands)	2022	2021	2022	2021
Net income	$87,651	$75,378	$245,617	$109,891
Non-cash items	66,334	81,700	52,902	194,765
Net income adjusted for non-cash items	153,985	157,078	298,519	304,656
Change in working capital accounts	(38,048)	(24,356)	(166,328)	(97,283)
Net cash provided by operating activities	115,937	132,722	132,191	207,373
Capital expenditures, net of asset sales	(56,557)	(35,326)	(180,710)	(161,243)
Free cash flow	$59,380	$97,396	$(48,519)	$46,130

Contact:

Andy Larkin
VP, Investor Relations
andy.larkin@summit-materials.com
720-618-6013